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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 19, 2001
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                                Rich Coast Inc.
                                ---------------
            (Exact name of registrant as specified in its charter)





             Nevada                    0-15859                91-1835978
             ------                    -------                ----------
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
 of incorporation)                                         Identification No.)


      6011 Wyoming Avenue, Dearborn, MI                         48126
      ---------------------------------                         -----
   (Address of principal executive offices)                  (Zip Code)



      Registrant's telephone number, including area code: (313) 582-8866
                                                          --------------
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Item 1.  Changes in Control of Registrant
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(a) On June 11, 1998, Rich Coast Inc., a Nevada corporation (the "Registrant")
issued an aggregate of $1,500,000 in 8% Convertible Debentures due June 11, 2003 (the "Debentures") to Sovereign Partners, L.P., Dominion Capital Fund Ltd. and Canadian Advantage Limited Partnership in amounts of $500,000, $800,000 and $200,000, respectively. Pursuant to the terms of the original Debentures, no Debenture holder was entitled to convert that amount of Debenture in excess of that amount upon conversion of which the sum of: (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed to be beneficially owned through the ownership of the unconverted portion of the Debentures); and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this provisio was being made, would result in beneficial ownership by the holder and it's affiliates of more than 4.9% of the outstanding shares of Common Stock of the Registrant.

     Trans National Holding Limited, a corporation organized under the laws of the Isle of Man ("TNHL") entered into a Sale and Assignment of Debentures Agreement by and among Sovereign Partners, L.P., Dominion Capital Fund Ltd., Canadian Advantage Limited Partnership (collectively, the "Sellers"), and the Registrant dated November 13, 2000 (the "Agreement"). Pursuant to the Agreement, TNHL purchased from Sellers all of Sellers' right, title and interest in the Debentures for a purchase price of $500,000 in cash as full consideration for the Debentures, including any and all interest or penalties due and owing on the Debentures, and in exchange therefor, Sellers assigned all of their right, title and interest in and to the Debentures to TNHL. As of January 18, 2001, $1,275,000 of principal remained outstanding under the Debentures. The Debentures are convertible into shares of Common Stock of the Registrant at the conversion price for each share of Common Stock equal to the lesser of (i) $2.50, or (ii) 75% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures.

     On January 19, 2001, TNHL elected to convert $1,000,000 in outstanding principal of the Debentures into shares of Common Stock of the Registrant according to the terms of the Debentures. The applicable conversion price was $0.04688 (75% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures) which resulted in the conversion of the $1,000,000 in principal into 21,331,058 shares of Common Stock of the Registrant. If TNHL were to convert, on January 19, 2001, the remaining $1,759,186 of the outstanding principal, accrued interest and penalties under the Debentures on January 19, 2001, at the conversion price applicable on January 19, 2001, TNHL would receive an additional 37,525,297 shares of Common Stock of the Registrant. As a result, and as of January 19, 2001, TNHL beneficially owned an aggregate of 58,856,355 shares of Common Stock of the Registrant consisting of 21,331,058 shares currently outstanding and an additional 37,525,297 shares issuable upon conversion of the remaining principal, accrued interest and penalties on the Debentures. Immediately preceding the conversion by TNHL, 11,939,889 shares of Common Stock of the Registrant were issued and outstanding. As a result of the conversion and as of January 19, 2001, TNHL beneficially owns approximately 83.1% of the Registrant's issued and outstanding Common Stock.
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     TNHL is located in the Isle of Man and is a private shareholding company.
The directors and officers of TNHL are Samuel John Bingham, who serves as a director and Secretary of TNHL, Jeremy Paul Bradlet Carter who serves as a director of TNHL and Victoria Prentice who serves as a director of TNHL. Messrs. Bingham and Carter and Ms. Prentice are British citizens, and each resides and is employed in the Isle of Man. Desteco S.A. is the controlling entity of TNHL and is a financial and fiduciary company organized under the laws of Switzerland. Loretta Bianchi is the controlling shareholder of Desteco S.A., is employed in Switzerland and is an Italian citizen.

     Immediately prior to the conversion of the Debentures by TNHL on January 19, 2001, the controlling persons and entities of the Registrant (5% or greater beneficial owners) were Finrex S.A. (f/k/a Frippoma S.A.), a corporation organized under the laws of Switzerland ("Finrex"), which beneficially owned approximately 23.1% of the Registrant's issued and outstanding Common Stock; Robert W. Truxell, Secretary and Chairman of the Board of the Registrant and Linda C. Truxell who together beneficially owned approximately 8.75% of the Registrant's issued and outstanding Common Stock; James P. Fagan, Chief Executive Officer, President and a director of the Registrant, who beneficially owned approximately 5.46% of the Registrant's issued and outstanding Common Stock; and Alan Moore, who beneficially owned approximately 12.72% of the Registrant's issued and outstanding Common Stock.

     As a result of the conversion of Debentures by TNHL, and as a result of sales of shares by Finrex in January 2001, Finrex beneficially owns 2,525,500 shares, or approximately 7.6% of the Registrant's issued and outstanding Common Stock. As a result of the conversion of Debentures by TNHL, as of January 19, 2001, neither Robert W. or Linda C. Truxell, James P. Fagan, nor Alan Moore beneficially owns 5% or more of the outstanding common stock of the Registrant. Currently, TNHL and Finrex are the only 5% or greater beneficial owners of the Registrant.

     On November 1, 1999, the Registrant granted to each of Robert W. Truxell and James P. Fagan sufficient options to acquire up to 12.5% of the Registrant's fully diluted ownership. These options vest after the Registrant achieves six consecutive months with EBITDA in excess of a total of $600,000. The terms of these options have remained unchanged, though these options are not currently exercisable.

(b)  N/A
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Item 7.      Financial Statements and Exhibits
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   (c)       Exhibits

   4.1       Securities Purchase Agreement dated January 10, 1996. (P)

   4.2.1     8% Convertible Debenture dated June 11, 1998.  Filed herewith.

   4.2.2     8% Convertible Debenture dated June 11, 1998.  Filed herewith.

   4.2.3     8% Convertible Debenture dated June 11, 1998.  Filed herewith.

   4.3       Standstill Agreement with Debenture Holders. (1)

   4.4       Addendum to Standstill Agreement with Debenture Holders (1)

   4.5       Loan Modification Agreement with 10% Note Holder (1)

   4.6       Sale and Assignment of Debentures.  Filed herewith.

   4.7       Amendment to Debentures. (1)


__________________
(1) Incorporated by reference from Registration Statement on Form S-3 on Form SB-2, File No. 333-63289, Exhibits 10.8.1 - 10.10.
(P) Filed in paper format on August 13, 1996, under the cover of Form SE.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2001

                                       RICH COAST INC.




                                       By: /s/ James P. Fagan
                                           -----------------------------
                                           James P. Fagan, President